                                                                    EXHIBIT 10.6





                          GENERAL SIGNAL CORPORATION

                          DEFERRED COMPENSATION PLAN





                    As Amended and Restated January 1, 1997

                                                                          032497

                          GENERAL SIGNAL CORPORATION

                          DEFERRED COMPENSATION PLAN


                               TABLE OF CONTENTS
                               -----------------


                                                               PAGE
                                                               ----

ARTICLE I       Purpose......................................   1

ARTICLE II      Definition...................................   1

ARTICLE III     Eligibility..................................   4

ARTICLE IV      Savings Account Allocations..................   4

ARTICLE V       Deferred Incentive Account Allocations.......   5

ARTICLE VI      Phantom Stock Units and Fixed Income Balances   5

ARTICLE VII     Vesting......................................   6

ARTICLE VIII    Distributions and Withdrawals................   7

ARTICLE IX      Source of Payment of Benefits................   9

ARTICLE X       Designation of Beneficiaries.................  10

ARTICLE XI      Administration of the Plan...................  10

ARTICLE XII     Amendment and Termination....................  11

ARTICLE XIII    General Provisions...........................  11

                          GENERAL SIGNAL CORPORATION

                          DEFERRED COMPENSATION PLAN


                                   ARTICLE I
                                   ---------

                                    Purpose


     1.1 General Signal Corporation established this Deferred Compensation Plan effective as of October 14, 1993 for the purposes of providing to its eligible employees (a) benefits which would have been payable from the tax-exempt trust under the tax-qualified benefit plan known as the General Signal Corporation Savings and Stock Ownership Plan but for the limitations placed by the Internal Revenue Code on contributions with respect to such employees under such plan and
(b) an opportunity to defer all or a portion of their compensation and to receive in lieu thereof phantom stock units. This Plan constitutes an amendment and continuation of the Plan in effect prior to this restatement.

          The portions of the Plan providing (a) benefits without regard to the limitation on "compensation" under Section 401(a)(17) of the Code, the limitation applicable to the Savings Plan under Section 402(g) of the Code and the limitations on contributions under the Savings Plan by reason of the actual deferral percentage test of Section 401(k) of the Code and the average contribution percentage test of Section 401(m) of the Code and (b) an opportunity to defer all or a portion of an eligible employee's compensation, constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The portion of the Plan providing benefits above the limitations prescribed under Section 415 of the Code constitutes an "excess benefit plan" as defined in Section 3(36) of the Employee Retirement Income Security Act of 1974.


                                 ARTICLE II
                                 ----------

                                 Definitions


     When used herein, the following terms shall have the following meanings:

     2.1 "Account" means an Employee's Savings Account or Incentive Account under the Plan.

     2.2 "Act" means the Employee Retirement Income Security Act of 1974 as amended from time to time.

     2.3 "Beneficiary" means the beneficiary or beneficiaries designated in accordance with Article X of the Plan to receive the amount, if any, payable upon the death of an Employee who participates in the Plan.

     2.4 "Benefit Limitations" means (a) the maximum aggregate amount of "annual additions" which could have been made to an Employee's accounts under the Savings Plan in accordance with Section 415 of the Code, (b) the limitation prescribed under Section 401(a)(17) of the Code on the amount of annual compensation that can be taken into account under the Savings Plan, (c) the limitation applicable to the Savings Plan under Section 402(g) of the Code, (d) the limitations applicable to highly compensated employees under the Savings Plan with regard to the contribution rates for Tax Deferred Contributions, in order to comply with the actual deferral percentage test under Section 401(k) of the Code, and (e) the limitations applicable to highly compensated employees under the Savings Plan with regard to Matching Contributions by reason of the average contribution percentage test under Section 401(m) of the Code.

     2.5    "Board of Directors" means the Board of Directors of the Company.

     2.6 "Code" means the Internal Revenue Code, as amended from time to time.

     2.7 "Committee" means the Corporate Benefits Committee of General Signal Corporation.

     2.8 "Company" means General Signal Corporation , a New York corporation, and its successors or assigns.

     2.9 "Company Stock" means the Common Stock, par value of $1.00 per share, of the Company.

     2.10 "Compensation" means Compensation as defined in the Savings Plan but determined without regard to the limitation prescribed under Section 401(a)(17) of the Code on the amount of annual compensation that can be taken into account under the Savings Plan and cash compensation paid under the Company's Long Term Incentive Compensation Plan.

     2.11 "Deferred Account" means an Employee's Account attributable to allocations pursuant to Sections 5.1 and 5.2 as adjusted for dividend equivalents and earnings equivalent pursuant to Article VI.

     2.12 "Disability" means long term disability as determined under rules and procedures that apply under the Company's Long Term Disability Plan.

     2.13 "Employee" means any executive officer of the Company and any President of a unit of the Company.

     2.14 "Employer" means the Company and each subsidiary thereof that participates in the Savings Plan.

     2.15 "Employment Requirement" means the requirement under the Savings Plan that an employee complete a year of Continuous Employment in order to receive Matching Contributions.

     2.16 "Fixed Income Balance" means an Employee's Fixed Income Balance in such person's Savings Account determined pursuant to Section 6.2.

     2.17 "Human Resources Officer" means the chief human resources officer of the Company.

     2.18 "Investment Account" means an Employee's Account attributable to allocations pursuant to Sections 5.1 and 5.2 as adjusted for dividend equivalents and earnings equivalents pursuant to Article VI.

     2.19 "Matching Contribution" means a Matching Contribution as defined in the Savings Plan.

     2.20 "Phantom Stock Unit" means a unit in an Account corresponding to a share of Company Stock as described in Section 6.1.

     2.21 "Plan" means the General Signal Corporation Deferred Compensation Plan as set forth herein and as amended and restated from time to time.

     2.22 "Savings Account" means an Employee's Account attributable to allocations pursuant to Sections 4.1 and 4.2 as adjusted for dividend equivalents and earnings equivalents pursuant to Article VI.

     2.23 "Savings Plan" means the General Signal Corporation Savings and Stock Ownership Plan, as amended and restated from time to time.

     2.24 "Tax Deferred Contribution" means a Tax Deferred Contribution as defined in the Savings Plan.

     2.25 "Value" means, with respect to a share of Company Stock, the closing price on the New York Stock Exchange - Composite Transactions on the business day coincident with or immediately preceding the date as of which the determination is made.

                                 ARTICLE III
                                 -----------

                                 Eligibility

     3.1 Each Employee with respect to whom allocations of Tax Deferred Contributions or Matching Contributions are reduced under the Savings Plan as a result of the Benefit Limitations.



                                  ARTICLE IV
                                  ----------

                          Savings Account Allocations

     4.1 Each Employee who has made the maximum Tax Deferred Contributions permitted under the Savings Plan and who is prevented from making additional Tax Deferred Contributions to the Savings Plan by reason of the Benefit Limitations may elect (a) to reduce such Employee's Compensation by an amount designated by the Employee but not in excess of the difference, if any, between (i) the maximum Tax Deferred Contributions that could have been made under the Savings Plan on behalf of the Employee without regard to the Benefit Limitations, and
(ii) the maximum Tax Deferred Contributions actually made to the Savings Plan on behalf of the Employee, and (b) to have such amount credited to such Employee's Savings Account under the Plan. Any such election shall be in writing and must be made no later than 15 days prior to the beginning of the calendar quarter in which the Compensation is to be earned and may not be revoked or changed thereafter except as to Compensation to be earned in subsequent calendar quarters (subject to the same requirement of an irrevocable election at least 15 days prior to the beginning of the calendar quarter). If the 15th day preceding the end of a calendar quarter is not a business day, the Employee will have an additional business day to make such an election. Allocations pursuant to this
Section 4.1 shall be credited to the Savings Account as of the last business day of the month in which the Compensation would otherwise have been paid.

     4.2 With respect to each Employee, there shall be credited to the Employee's Savings Account under the Plan the sum of (a) the additional Matching Contributions that would have been allocated to the Employee's account under the Savings Plan to match actual contributions made to the Savings Plan if the Benefit Limitations were not applicable, and (b) if the Employee elects to reduce such Employee's Compensation pursuant to Section 4.1, the Matching Contributions that would have been made to the Employee's account under the Savings Plan if the amounts allocated to such Employee's Savings Account pursuant to Section 4.1 were Tax Deferred Contributions to the Savings Plan and the Benefit Limitations and the Employment Requirement did not apply. Allocations pursuant to this Section 4.2 shall be credited to the Savings Account as of the last business day of the month in which the related Compensation would otherwise have been paid.

                                 ARTICLE V
                                 ---------

                         Deferred Account Allocations

     5.1    Each Employee who has made the maximum contributions permitted under
Section 4.1 may elect to reduce such Employee's salary, annual incentive compensation award or long term incentive compensation cash award by an amount equal to a percentage designated by the Employee in 1% increments.

          Any such election to reduce an Employee's salary, annual incentive compensation award or long term incentive compensation cash award shall be in writing and must be made as follows: (a) in the case of salary no later than 15 days prior to the beginning of the calendar quarter in which the salary is to be earned (if the 15th day preceding the end of a calendar quarter is not a business day, the Employee will have an additional business day to make such an election); (b) in the case of the annual incentive compensation award by December 31 of the year prior to the scheduled payment of such award; and (c) in the case of the long term incentive compensation cash award at least one year before the end of the performance period for the applicable long term incentive compensation cash award. Allocations pursuant to this Section shall be credited to the Deferred Account as of the last business day of the month in which the salary, the annual incentive compensation award or the long term incentive compensation award would otherwise have been paid.

     5.2 With respect to each Employee who elects to reduce the incentive compensation award pursuant to Section 5.1 prior to January 1, 1997, an additional allocation shall be credited to such Employee's Deferred Account in an amount equal to 10% of the amount credited to such Employee's Deferred Account pursuant to Section 5.1. Allocations pursuant to this Section 5.2 shall be credited to the Deferred Account as of the same date as the related allocation under Section 5.1.

                                 ARTICLE VI
                                 ----------

                 Phantom Stock Units and Fixed Income Balances

     6.1    Any amounts credited to an Employee's Savings Account pursuant to
Section 4.1 or 4.2 or to an Employee's Deferred Account pursuant to Section 5.1 or 5.2 shall be converted into a number of Phantom Stock Units determined by dividing such amount by the Value of a share of Company Stock on the date such amount is so credited. If any cash dividends are paid on shares of Company Stock while Phantom Stock Units are held in the Employee's Savings Account or Deferred Account, there shall be credited to such Employee's Savings Account or Deferred Account, as the case may be, an additional number of Phantom Stock Units determined by dividing (a) the amount of the dividends that such Employee would have received if such Employee held the number of shares of Company Stock equal to the number of Phantom Stock Units held in the

Account immediately before the dividend is declared, by (b) the Value of a share of Company Stock on the date the dividend is declared. Such credit shall be made as of the date on which the dividend is declared.

          If any dividends on shares of Company Stock are paid in the form of Company Stock while Phantom Stock Units are held in an Employee's Savings Account or Deferred Account, there shall be credited to such Employee's Savings Account or Deferred Account, as the case may be, an additional number of Phantom Stock Units equal to the number of shares of Company Stock such Employee would have received as a dividend if such Employee held the number of shares of Company Stock equal to the number of Phantom Stock Units held in the applicable Account immediately before the dividend is declared. Such credit shall be made as of the date on which the dividend is declared.

          In the event of a stock split, combination of shares, recapitalization, reorganization, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number of Phantom Stock Units and the shares to which they correspond.

     6.2 An Employee who has attained age 62 may elect to convert any or all of the Phantom Stock Units in such Employee's Savings Account (but not in such Employee's Deferred Account) into a Fixed Income Balance as of the last day of any calendar quarter on 15 days' written notice to the Company. If the 15th day preceding the end of a calendar quarter is not a business day, the Employee will have an additional business day to make such an election. In the event that an Employee makes such an election, the number of Phantom Stock Units in such Employee's Savings Account shall be reduced in accordance with such an Employee's election, and such Employee's Fixed Income Balance shall initially be (or, in the case of subsequent conversions, shall be increased by) an amount equal to the product of the number of Phantom Stock Units so converted and the Value of a share of Company Stock on the last day of the calendar quarter as of which the conversion takes place. Thereafter, the Fixed Income Balance shall be adjusted at the end of each calendar quarter in the same manner as if such balance had been invested in the Fixed Income Fund under the Savings Plan.

     6.3 An Employee's Savings Account and Deferred Account shall be bookkeeping accounts maintained by the Company.

                                 ARTICLE VII
                                 -----------

                                 Vesting

     7.1 An Employee shall at all times be 100% vested in the Phantom Stock Units and the portion of the Fixed Income Balance attributable to allocations credited to such Employee's Savings Account pursuant to Section 4.1 (including Phantom Stock Units and the portion of the Fixed Income Balance attributable to dividend equivalents [as described in Section 6.1] and earnings equivalents [as described in Section 6.2] resulting from such allocations).

     7.2 An Employee's rights to the Phantom Stock Units attributable to allocations made pursuant to Sections 4.2 or 5.1 on and after January 1, 1997 (including any Phantom Stock Units resulting from dividend equivalents [as described in Section 6.1] on those Phantom Stock Units) and the portion of the Employee's Fixed Income Balance attributable to allocations made pursuant to
Section 4.2 (including any earnings equivalents [as described in Section 6.2] on such portion), shall become nonforfeitable immediately.

     7.3 An Employee's rights to the Phantom Stock Units attributable to allocations made pursuant to Sections 4.2, 5.1 or 5.2 prior to January 1, 1997 (including any Phantom Stock Units resulting from dividend equivalents [as described in Section 6.1] on those Phantom Stock Units) and the portion of the Employee's Fixed Income Balance attributable to allocations made pursuant to
Section 4.2 (including any earnings equivalents [as described in Section 6.2] on such portion], shall become nonforfeitable on the first to occur of:

            (a) the date 12 months after each such allocation is credited under Sections 4.2, 5.1 or 5.2 to an Employee's Account,

            (b)    the Employee's death, or

            (c)    the Employee's Disability.

     7.4 Upon the termination of an Employee's employment for any reason, other than death or Disability, such Employee shall forfeit the nonvested portion of such Employee's Savings Account and of such Employee's Deferred Account.


                                  ARTICLE VIII
                                  ------------

                         Distributions and Withdrawals

     8.1    At the time of filing an election to reduce Compensation pursuant to
Section 4.1 or to reduce any portion of salary, annual incentive compensation award or long term incentive compensation award pursuant to Section 5.1, an Employee shall also irrevocably elect the payment date for any Phantom Stock Units and Fixed Income Balance attributable to the allocations made to such Employee's Savings Account pursuant to Sections 4.1 and 4.2 or attributable to the allocations made to such Employee's Incentive Account pursuant to Sections
5.1 and 5.2, as the case may be, as a result of such election, including any Phantom Stock Units or Fixed Income Balance resulting from dividend equivalents (as described in Section 6.1) and earnings equivalents (as described in Section 6.2) on such Phantom Stock Units and Fixed Income Balance. Such election may be changed with respect to future allocations pursuant to Sections 4.1 and 4.2 in accordance with the election procedures set forth in Section 4.1 and with respect to future allocations pursuant to Sections 5.1 and 5.2 in accordance with the election procedures set forth in Section 5.1 (subject in each case to the same limitations on the right to revoke or change such election).

            The payment date elected by the Employee may be:

            (a) a specified date no less than five years after the date of the election;

            (b) the date of the Employee's retirement on or after attainment of age 55; or

            (c) six months following termination for any reason other than retirement after attainment of age 55.

          Notwithstanding the foregoing, an Employee may irrevocably elect in writing to change the commencement date of payment if:

            (a) the election is made at least one year prior to the date the payment is to commence and have a commencement date no earlier than the date originally elected; or

            (b) the Employee terminates for any reason other than retirement on or after attainment of age 55.

If an Employee request a second election to redefer under Section 8, 1(a), the commencement date shall not be earlier than three years after the date the payment was scheduled to commence.

     8.2 Payment of any Phantom Stock Units and Fixed Income Balance shall be made in the form described in Section 8.3 as soon as administratively practicable after the earlier of (a) the applicable payment date elected by the Employee for such Phantom Stock Units and Fixed Income Balance, or (b) the date of the Employee's death.

     8.3 Except as hereinafter provided, payment shall be made in a cash lump sum on the date determined pursuant to Section 8.2 in an amount equal to the sum of (a) the number of vested Phantom Stock Units multiplied by the Value of a share of Common Stock on the earlier of the dates specified in Section 8.2(a) or
(b), and (b) the value of the vested Fixed Income Balance as of the last day of the calendar quarter next preceding the earlier of the dates specified in
Section 8.2(a) or (b).

          Anything herein to the contrary notwithstanding, the Committee reserves the right (a) to designate a form of payment other than a lump sum payment or (b) to limit payments in any given year to such amount as would not cause a loss of deductibility pursuant to Section 162(m) of the Code.

     8.4 Distributions or withdrawals from an Employee's Savings Account or Deferred Account shall not be permitted prior to the date of distribution pursuant to Section 8.2, except that a withdrawal may be made from an Employee's Savings Account (but not such Employee's Deferred Account) by reason of an unforeseeable emergency. For this purpose, an unforeseeable emergency shall be an unanticipated emergency that is caused by an event beyond the control of the Employee and that would result in severe financial hardship if early withdrawal were not permitted. Any early withdrawal approved by the Committee pursuant to this Section 8.4 shall be limited to the amount necessary to meet the emergency.

                                   ARTICLE IX
                                   ----------

                         Source of Payment of Benefits


     9.1 All payments provided for under the Plan shall be paid in cash from the general funds of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the Employee or such Employee's dependents, beneficiaries or estate from any trust or special or separate fund established by the Company to assure such payments. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, a participant shall have no right, title, or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between the Company and any participants. To the extent that any participant acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

     9.2 The Company may, for administrative reasons, establish a grantor trust for the benefit of participants in the Plan. The assets of said trust will be held separate and apart from other Company funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

             (a) the creation of said trust shall not cause the Plan to be other than "unfunded" for purposes of Title I of the Act;

             (b) the Company shall be treated as the "grantor" of said trust for purposes of Sections 671 and 677 of the Code; and

             (c) said trust agreement shall provide that its assets may be used to satisfy claims of the Company's general creditors, provided that the rights of such general creditors are enforceable under federal and state law.

                                 ARTICLE X
                                 ---------

                         Designation of Beneficiaries

     10.1 Unless an Employee who participates in the Plan otherwise files with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under this Plan upon such Employee's death, the Employee's beneficiary under the Savings Plan shall be deemed to have been designated such Employee's Beneficiary for benefits under this Plan. If the Committee is in doubt as to the right of any person to receive such amount, the Company may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Company may pay such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan and the Company therefor.


                                 ARTICLE XI
                                 ----------

                          Administration of the Plan

     11.1 The Plan shall be administered by the Committee, which shall have full power and authority to interpret, construe and administer the Plan, and review claims for benefits under the Plan, and the Committee's interpretations and constructions of the Plan and actions thereunder shall be binding and conclusive on all persons and for all purposes.

     11.2 If any claim for benefits under the Plan is wholly or partially denied, the Committee shall give written notice by registered or certified mail of such denial to the claimant within 90 days after receipt of the written claim by the Committee. Notice must be written in a manner calculated to be understood by the claimant, setting forth the specific reasons for such denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure. The Committee shall also advise the claimant that the claimant or the claimant's duly authorized representative may request a review by the Committee of the decision to deny the claim by filing with the Committee, within 65 days after such notice has been received by the claimant, a written request for such review. The claimant may review pertinent documents and submit issues and comments in writing within the same 65 day period. If such request is so filed, such review shall be made by the Committee with 60 days after receipt of such request, unless special circumstances (including, but not limited to, a need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered not later than 120 days after receipt of the request for review. The claimant shall be given written notice within such 60 day period of the decision resulting from such review, which shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision was based.

                                 ARTICLE XII
                                 -----------

                           Amendment and Termination

     12.1 The Plan may be amended, suspended or terminated, in whole or in part, by the Board of Directors, but no such action shall retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action, as determined by the Committee. The Human Resources Officer may adopt amendments to the Plan which it deems necessary or appropriate to comply with applicable laws or government regulations or which do not materially increase the annual cost of the Plan.

                                 ARTICLE XIII
                                 ------------

                              General Provisions

     13.1 This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Employee, and the designees and the estate of the Employee. Nothing in this Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Plan and all obligations of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term "Company" shall refer to such other corporation and this Plan shall continue in full force and effect.

     13.2 Neither the Plan nor any action taken hereunder shall be construed as giving to an Employee the right to be retained in the employ of the Employer or as affecting the right of the Employer to dismiss any Employee.

     13.3 The Company may withhold from any benefits payable under this Plan all Federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     13.4 Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reason of such person's bankruptcy or other event happening at any such time such amount would be made subject to such person's debts or liabilities or would otherwise not be enjoyed by such person, then the Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, such person's spouse, children or other dependents, or any of them, in such manner and proportion as the Committee may deem proper.

     13.5 If the Committee shall find that any person to whom any amount is or was payable hereunder is unable to care for such person's affairs because of illness or accident, or has died, then the Committee, if it so elects, may direct that any payment due such person's or such person's estate (unless a prior claim therefor has been made by a duly appointed legal representative) or any part thereof be paid or applied for the benefit of such person or to or for the benefit of such person's spouse, children or other dependents, an institution maintaining or having custody of such person, any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Committee may deem proper. Any such payment shall be in complete discharge of the liability of the Company therefor.

     13.6 All elections, designations, requests, notices, instructions, and other communications from an Employee, Beneficiary or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

     13.7 The benefits payable under this Plan shall be in addition to all other benefits provided for Employees of the Company.

     13.8 The captions preceding the sections and articles hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

     13.9 This Plan shall be governed by the laws of the State of New York from time to time in effect.